EXHIBIT 10.11

SECURITY AGREEMENT

made by

PRC WILLISTON LLC

in favor of

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

as Administrative Agent

Dated as of February 16, 2007

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS; TERMS GENERALLY

Section 1.01	Definitions	1
Section 1.02	Terms Generally; Rules of Construction	3

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01	Grant of Security Interest	3
Section 2.02	Authorization to File Financing Statements	4
Section 2.03	Other Actions	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Debtor’s Legal Status	6
Section 3.02	Concerning Collateral, Etc.	7
Section 3.03	Perfected First Priority Liens	7

ARTICLE IV
COVENANTS

Section 4.01	Debtor’s Legal Status	8
Section 4.02	Concerning Collateral, Etc.	8
Section 4.03	Further Assurances	9

ARTICLE V
RIGHTS AND REMEDIES

ARTICLE VI
MISCELLANEOUS

Exhibit A - Form of Perfection Certificate

Schedule 1 - Filings and Other Actions Required to Perfect Security Interest
Schedule 2 - Existing Liens

i

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of February 16, 2007, is between PRC Williston LLC, a Delaware limited liability company (the “Debtor”), and D.B. Zwirn Special Opportunities Fund, L.P., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the financial institutions from time to time parties to the Credit Agreement of even date herewith (the “Credit Agreement”), among the Debtor, the Lenders parties thereto and the Administrative Agent.

R E C I T A L S

WHEREAS, the Debtor has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Debtor;

WHEREAS, the Lenders have agreed to make such loans and extensions of credit subject to the terms of the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective loans and extensions of credit under the Credit Agreement that the Debtor execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; TERMS GENERALLY

Section 1.01  Definitions. As used herein:

(a)  terms defined herein have the meanings given such terms herein;

(b)  unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement;

(c)  unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as therein defined; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

(d)  The following terms have the following meanings:

“Agreement” means this Security Agreement.

“Collateral” has the meaning given such term in Section 2.01.

“Event of Default” means an “Event of Default” under the Credit Agreement.

“Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Debtor and its Subsidiaries (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, including, without limitation, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Debtor and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, and whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Secured Creditors that are required to be paid by the Debtor pursuant to the terms of any Secured Documents).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Secured Creditors” means the collective reference to the Administrative Agent, the Lenders and the Lenders and Affiliates of the Lenders that are parties to Secured Swap Agreements.

“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Secured Swap Agreement” means any swap agreement, cap, floor, collar, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other Hydrocarbons or interest rates or currencies between the Borrower or any Subsidiary of the Borrower and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any such agreement between such Persons in existence prior to the date hereof. For the avoidance of doubt, an agreement ceases to be a Secured Swap Agreement if the Person that is the counterparty to the Borrower or a Subsidiary of the Borrower under such agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02  Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the Secured Documents); (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein); (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections or Exhibits shall be construed to refer to Articles and Sections of, or Exhibits to, this Agreement. No provision of this Agreement or any other Secured Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant, and where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Whenever pursuant to this Agreement, the Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Administrative Agent, the decision of the Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or unsatisfactory shall (except as otherwise specifically herein provided) be in the sole discretion of the Administrative Agent and shall be final and conclusive.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01  Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Debtor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, a continuing security interest in, lien on and right of setoff against, all of the following Property, wherever located, whether now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, and all proceeds and products of, and all supporting obligations and all collateral security and guarantees given by any Person with respect to, the following (collectively, the “Collateral”): all personal and fixture Property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). Notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 2.01 attach to any lease, license, contract, property rights or agreement to which the Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of the Debtor therein or (b) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code), provided, however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clauses (a) or (b) above.

Section 2.02  Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any relevant jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent’s request. The Debtor also ratifies its authorization for the Administrative Agent to have filed in any relevant jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 2.03  Other Actions. To further the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, and without limitation on the Debtor’s other obligations in this Agreement, the Debtor agrees, in each case at the Debtor’s expense, to take the following actions with respect to the following Collateral:

(a)  Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b)  Deposit Accounts. For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause the depositary bank to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The provisions of this Section 2.03(b) shall not apply to (A) any deposit account for which the Debtor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Administrative Agent for the specific purpose set forth therein; (B) a deposit account for which the Administrative Agent is the depositary bank and is in automatic control and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s salaried employees.

(c)  Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of the Debtor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, in each case without further consent of the Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this Section 2.03(c) shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

(d)  Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Debtor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent, and that such bailee agrees to comply, without further consent of the Debtor, with instructions from the Administrative Agent as to such Collateral.

(e)  Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f)  Letter-of-Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit, the Debtor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Credit Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Debtor hereby unconditionally represents and warrants to the Administrative Agent, as of the date hereof and at all times during the terms of this Agreement, as follows:

Section 3.01  Debtor’s Legal Status.

(a)  The Debtor has previously delivered to the Administrative Agent a certificate signed by the Debtor and entitled “Perfection Certificate” in substantially the form attached hereto as Exhibit A (the “Perfection Certificate”);

(b)  the Debtor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof;

(c)  the Debtor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate;

(d)  the Perfection Certificate accurately sets forth the Debtor’s organizational identification number or accurately states that the Debtor has none;

(e)  all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete; and

(f)  there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor.

Section 3.02  Concerning Collateral, Etc.

(a)  The Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any Person or any adverse lien, security interest or other encumbrance, except for the security interests and liens permitted by the Credit Agreement;

(b)  no dispute, right of setoff (other than by operation of law or pursuant to the Loan Documents), counterclaim or defense exists with respect to all or any part of the Collateral;

(c)  there are no restrictions on transfer (that have not been waived or otherwise consented to) in any agreement or document (other than the Loan Documents) governing the Collateral or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest or lien in the Collateral; (ii) the perfection of such security interest or lien or (iii) the exercise of remedies in respect of such perfected security interest in the Collateral; in each case, as contemplated by this Agreement;

(d)  the performance by the Debtor of its obligations hereunder will not result in the creation of any security interest or lien on any Collateral other than the security interest and lien granted hereunder;

(e)  none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code;

(f)  none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

(g)  the Debtor holds no commercial tort claims;

(h)  the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

Section 3.03  Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Debtor and any Persons purporting to purchase any Collateral from the Debtor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens expressly permitted by the Credit Agreement which have priority over the Liens created by this Agreement by operation of law and (ii) Liens described on Schedule 2.

ARTICLE IV
COVENANTS

The Debtor hereby unconditionally covenants and agrees with the Administrative Agent, until the entire Obligations shall have been paid in full as follows:

Section 4.01  Debtor’s Legal Status.

(a)  Without providing at least thirty (30) days prior written notice to the Administrative Agent, the Debtor will not change its name or its organizational identification number;

(b)  the Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Administrative Agent.

Section 4.02  Concerning Collateral, Etc.

(a)  The Collateral, to the extent not delivered to the Administrative Agent pursuant to Section 2.03, will be kept at those locations listed on the Perfection Certificate and the Debtor will not remove the Collateral from such locations, without providing at least thirty days prior written notice to the Administrative Agent;

(b)  except for the security interest herein granted and liens permitted by the Credit Agreement (including Excepted Liens), the Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person, lien, security interest or other encumbrance, and the Debtor shall promptly give notice to the Administrative Agent of, and shall defend against, any suit, action, proceeding or lien that involves the Collateral or that could adversely affect the security interest and lien granted by it hereunder, and the Debtor shall defend the security interest and lien created by this Agreement against the claims and demands of all Persons whomsoever;

(c)  the Debtor shall not and shall cause any Subsidiary to not pledge, mortgage or create or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any Person, other than the Administrative Agent, except for liens permitted by Section 10.03 of the Credit Agreement;

(d)  the Debtor will keep the Collateral in good repair, working order, and condition (ordinary wear and tear excepted) and will not use the same in violation of any policy of insurance thereon or in any manner prohibited by the Credit Agreement;

(e)  as provided in the Credit Agreement, the Debtor will permit the Administrative Agent, or its designee, to inspect the Collateral;

(f)  the Debtor will promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness pertaining to the Collateral and will do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder. The Debtor will, and will cause each Subsidiary to, pay its obligations (including Tax liabilities of the Debtor and all of its Subsidiaries and any agreement material to the business or operations of the Debtor or its Affiliates) as required by the Credit Agreement.

(g)  the Debtor will furnish to the Administrative Agent from time to time, upon Administrative Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may request, all in reasonable detail; and

(h)  the Debtor will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey, dispose, abandon or otherwise transfer any of the Collateral, except as permitted by the Credit Agreement.

Section 4.03  Further Assurances. At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Debtor, the Debtor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, or other instruments, obtain any and all governmental or third party approvals and consents, perform or cause to be performed any and all further acts and provide such further assurances as may be necessary, desirable, advisable or proper, in the Administrative Agent’s opinion, to carry out more effectively the purposes and intents of this Agreement or to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the security interest granted by this Agreement, or to enable the Administrative Agent to enforce its rights, remedies, powers and privileges under the Secured Documents or with respect to such security interest or to otherwise obtain or preserve the full benefits of the Secured Documents and the rights, powers and privileges therein granted. Without limiting the obligations of the Debtor under this Section 4.03 or under any other provision of this Agreement, upon the request of the Administrative Agent, the Debtor shall take or cause to be taken all actions requested by the Administrative Agent to: (a) correct any defect, error, or omission which may be discovered in the contents of the Secured Documents or in the execution or acknowledgment thereof; (b) cause the Administrative Agent’s name to be noted as Administrative Agent on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral; (c)

cause the Administrative Agent to have “control” (within the meaning of Sections 9-104, 9-105, 9-106 and 9-107 of the Uniform Commercial Code) over any deposit accounts, electronic chattel paper, investment property or letter-of-credit rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control”; (d) cause the Administrative Agent to be a “protected purchaser” (as defined in Section 8-303 of the Uniform Commercial Code); (e) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest hereunder; (f) obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral and (g) take all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction. This Section 4.03 and the obligations imposed on the Debtor by this Section 4.03 shall be interpreted as broadly as possible in favor of the Administrative Agent in order to effectuate the purpose and intent of this Agreement.

ARTICLE V
RIGHTS AND REMEDIES

Section 5.01  Rights and Remedies.

(a)  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in the Secured Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a Administrative Agent under the Uniform Commercial Code or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent and any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral, and any such Person purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Obligations owing to such Person, or if such Person holds less than all of the Obligations, the pro rata part thereof owing to such Person, accounting to all other Persons not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding Persons. It shall not be necessary that the Administrative Agent take possession of the Collateral or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 5.01(a) is conducted, and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale. If applicable to any particular item of Collateral, the Debtor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Debtor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself, any other Secured Creditor or to any other Person shall be absolutely free from any claim of right by the Debtor, including any equity or right of redemption, stay or appraisal which the Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and the Debtor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Obligations, the occurrence of any Event of Default, the Secured Creditors having declared all or a portion of such Obligations to be due and payable, the notice of time, place, and terms of sale and of the Properties to be sold having been duly given, or any other act or thing having been duly done by the Administrative Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(b)  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to Section 5.01(a) or elsewhere herein if so specified, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care, retaking, holding, preparing for sale, lease or other disposition, or the sale, lease or other disposition, of the Collateral, or in any way relating to the Collateral, the collection of the Obligations, or the enforcement of the rights of the Administrative Agent hereunder and under the other Loan Documents, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 11.02(c) of the Credit Agreement. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Creditor arising out of the exercise by any of them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, then the Debtor hereby acknowledges and agrees that ten (10) days prior written notice of such sale or disposition shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)  In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(d)  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.

(e)  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 5.02  Securities and Deposits. The Administrative Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional collateral or apply it to the Obligations. Whether or not any Obligations are due, the Administrative Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, if an Event of Default shall have occurred and be continuing, then the Administrative Agent and the other Secured Creditors are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits or other sums at any time credited or held by or due from, and other obligations (of whatsoever kind) at any time owing by, the Administrative Agent or the Secured Creditors to or for the credit or the account of the Debtor against any of and all the obligations of the Debtor owed to the Administrative Agent or the Secured Creditors now or hereafter existing under this Agreement, irrespective of whether or not the Administrative Agent or any other Secured Creditor shall have made any demand under this Agreement and although such obligations may be unmatured.

Section 5.03  Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, then the Debtor shall, at the request and option of the Administrative Agent, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, as-extracted collateral, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent’s agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, as-extracted collateral, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Administrative Agent without commingling the same with other funds of the Debtor and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, as-extracted collateral, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations in accordance with Section 5.01(b), such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

Section 5.04  Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent: (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 5.04 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent’s duties under the Uniform Commercial Code or other law or any other relevant jurisdiction in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 5.04. Without limitation upon the foregoing, nothing contained in this Section 5.04 shall be construed to grant any rights to the Debtor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.04.

Section 5.05  No Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the Uniform Commercial Code, no action taken or omission to act by the Administrative Agent or the Secured Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Secured Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the payment in full of the Obligations.

Section 5.06  Performance by Administrative Agent. If the Debtor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. In addition, in the Administrative Agent’s discretion, if the Debtor fails to do so, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

Section 5.07  Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)  The Debtor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor, or in the Administrative Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Administrative Agent the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do any or all of the following:

(i)  pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

(ii)  execute, in connection with any sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)  (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Debtor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) in the name of the Debtor or in its own name, exercise all rights, powers, privileges and remedies to which the Debtor would be entitled as the owner of the Collateral; (E) defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) arrange for the transfer of the Collateral on the books of the issuer or any other Person to the name of the Administrative Agent or to the name of the Administrative Agent’s nominee; (H) file and prosecute registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; (I) exercise voting rights with respect to voting securities; (J) execute, deliver and record in connection with any sale or other disposition of any Collateral, endorsements, assignments or other instruments of conveyance or transfer with respect to such

Collateral and (K) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

(b)  The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(c)  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 5.07, shall be payable by the Debtor to the Administrative Agent on demand.

(d)  THE POWERS CONFERRED ON THE ADMINISTRATIVE AGENT HEREUNDER ARE SOLELY TO PROTECT ITS INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON IT TO EXERCISE ANY SUCH POWERS. THE ADMINISTRATIVE AGENT SHALL BE ACCOUNTABLE ONLY FOR THE AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER IT NOR ANY OF ITS EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO THE DEBTOR FOR ANY ACT OR FAILURE TO ACT (INCLUDING FOR SUCH PERSON’S OWN ORDINARY NEGLIGENCE), EXCEPT FOR THE ADMINISTRATIVE AGENT’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Anything in this Section 5.07 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.07 unless an Event of Default shall have occurred and be continuing.

Section 5.08  Waiver. To the fullest extent permitted by law, the Debtor hereby irrevocably and unconditionally waives and releases: (a) all benefits that might accrue to the Debtor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Debtor with respect to the Obligations or notice of the Secured Creditors’ intention to accelerate maturity of obligations or of the Secured Creditors’ election to exercise or their actual exercise of any right, remedy or recourse provided for hereunder or any other Secured Document and any other notice of any kind whatsoever; (c) any rights, legal and equitable, to a marshalling of assets or a sale in inverse order of alienation (the Debtor acknowledges and agrees that in exercising any rights under or with respect to the Collateral, the Administrative Agent is under no obligation to marshal any Collateral; the Administrative Agent may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects and may, in its absolute discretion, apply the proceeds of any or all the Collateral to the Obligations in any order and in any manner it so elects); (d)

any right to require the Administrative Agent to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any other Person liable on the Obligations joined with the Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in the Administrative Agent’s power; (e) until all of the Obligations shall have been paid in full in cash, any right to subrogation and the Debtor waives the right to enforce any remedy which the Administrative Agent has or may hereafter have against any other Person liable on the Obligations, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Administrative Agent; (f) any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process (it being understood that the Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing); (g) and the Debtor agrees not to assert any rights or privileges which it may acquire under the Uniform Commercial Code, any analogous common law rights or privileges or any other applicable law; (h) the right to plead any and all statutes of limitation as a defense to any demand secured by or made pursuant to this Agreement; (i) all claims, damages and demands it may acquire against the Secured Creditors arising out of the exercise by them of any rights hereunder; (j) any notice of or proof of reliance by the Administrative Agent or any Person upon the provision of collateral contemplated hereby or acceptance of the provision of collateral contemplated hereby; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the provision of collateral contemplated hereby and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Debtor or any other Person need be given to the Debtor; (k) any and all notice of the creation, accrual, modification, rearrangement, renewal or extension for any period of any of the Obligations of any other Person liable on the Obligations from time to time and (l) any defense arising by reason of any disability or other defense of any other Person or by reason of the cessation from any cause whatsoever of the liability of any other Person. If any law referred to in this Agreement and now in force, of which the Debtor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

Section 5.09  No Release. Neither the Debtor nor any other Person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of: (a) the failure of the Administrative Agent or any other Secured Creditor to comply with any request of the Debtor or any other Person so obligated to foreclose the security interest and lien of the Collateral or to enforce any provision hereunder or under any other Secured Document; (b) the release, regardless of consideration, of the Collateral or any portion thereof or interest therein or the addition of any other Property to the Collateral or the release of any other collateral or credit support arrangement securing the Obligations; (c) the release, regardless of consideration, of any party liable, either directly or indirectly, for the Obligations or for any covenant herein or in any other Secured Document; (d) any agreement or stipulation between any subsequent owner of the Collateral and the Administrative Agent or any other Secured Creditor extending, renewing, rearranging or in any other way modifying the terms of this Agreement without first having obtained the consent of, given notice to or paid any consideration to the Debtor or such other Person, and in such event the Debtor, all guarantors and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Administrative Agent; or (e) by any other act or occurrence save and except the complete payment of the Obligations and the complete fulfillment of all obligations hereunder and under the Secured Documents. The Debtor authorizes the Administrative Agent and each other Secured Creditor, without notice or demand and without any reservation of rights against the Debtor and without affecting the Debtor’s liability hereunder or on the Obligations, and without impairing the security interest and lien and rights of the Administrative Agent or the other Secured Creditors hereunder, from time to time to (i) take or hold any other Property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other Property; (ii) apply the Collateral or such other Property and direct the order or manner of sale thereof as the Administrative Agent may in its discretion determine; (iii) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Person liable on the Obligations in respect to any or all of the Obligations or other security for the Obligations; (iv) waive, enforce, modify, amend or supplement any of the provisions of any Secured Document with any Person other than the Debtor and (v) release or substitute any other Person liable on the Obligations. The security interest and lien and other security rights of the Administrative Agent hereunder shall not be impaired by any indulgence, moratorium or release granted by the Administrative Agent including, but not limited to, any renewal, extension or modification which the Secured Creditors may grant with respect to any of the Obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which the Secured Creditors may grant in respect of the Collateral or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any of the Obligations. To the maximum extent permitted by law, all rights of the Administrative Agent and the other Secured Creditors, all security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of: (A) any lack of validity or enforceability of any of the Obligations or any other agreement or instrument relating thereto, including any of the Secured Documents; (B) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Secured Documents, or any other agreement or instrument relating thereto; (C) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any Secured Document or any guaranty for all or any of the Obligations or (D) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor. Each successor and assign of the Debtor, including without limitation, a holder of a security interest or lien subordinate to the security interest and lien created hereby (without implying that the Debtor has, except as expressly provided herein or in the Credit Agreement, a right to grant an interest in, or a subordinate a security interest or lien on, the Collateral), by acceptance of its interest or lien agrees that it shall be bound by the waivers contained herein, as if it gave the waiver itself.

Section 5.10  Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. The Administrative Agent shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell, otherwise dispose of, or collect or receive payments upon, any Collateral upon the request of the Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Administrative Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any of the Collateral, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent may be entitled at any time or times. THE POWERS CONFERRED ON THE ADMINISTRATIVE AGENT ARE SOLELY TO PROTECT THE ADMINISTRATIVE AGENT’S INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON THE ADMINISTRATIVE AGENT TO EXERCISE ANY SUCH POWERS. THE ADMINISTRATIVE AGENT SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND IT SHALL NOT BE RESPONSIBLE TO THE DEBTOR FOR ANY ACT OR FAILURE TO ACT HEREUNDER, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 5.11  Payment of Expenses, Indemnities, Etc.

(a)  The Debtor agrees to pay or reimburse the Administrative Agent and each other Secured Creditor for all out-of-pocket expenses incurred by such Person, including the reasonable fees, charges and disbursements of any counsel for such Person, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral; (ii) the exercise or enforcement of any rights or remedies granted hereunder or under any of the other document or agreement executed or delivered in connection herewith or otherwise available to it (whether at law, in equity or otherwise) or (iii) the failure by the Debtor to perform or observe any of the provisions hereof or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b)  The Debtor agrees to pay, and to save the Administrative Agent and the Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)  THE DEBTOR AGREES TO PAY, AND TO INDEMNIFY AND SAVE THE ADMINISTRATIVE AGENT AND THE SECURED CREDITORS HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT TO THE EXTENT THE DEBTOR WOULD BE REQUIRED TO DO SO PURSUANT TO THE CREDIT AGREEMENT. THE LIABILITIES OF THE DEBTOR AS SET FORTH IN THIS SECTION 5.11 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE OBLIGATIONS.

(d)  All amounts due under this Section 5.11 shall be payable promptly after written demand therefor.

Section 5.12  Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest from and including the due date to but excluding the date of payment at the Post Default Rate.

ARTICLE VI
MISCELLANEOUS

Section 6.01  Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement.

Section 6.02  Amendments. No amendment, supplement or modification of this Agreement, and no waiver of any provision of this Agreement or consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be effectuated in accordance with Section 13.02(b) of the Credit Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 6.03  No Waiver. No failure on the part of the Administrative Agent or any other Secured Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under this Agreement or any other Secured Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Secured Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.04  Remedies Cumulative: Non-Exclusive; Etc. All rights, remedies, and recourses of the Administrative Agent and the other Secured Creditors granted in the this Agreement and the other Secured Documents and any other pledge of collateral, or otherwise available at law or equity: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against the Debtor or others obligated for payment of the Obligations, or against Collateral or any other collateral, or any one or more of them, at the sole discretion of the Administrative Agent or the Secured Creditors; (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Debtor that the exercise or failure to exercise or the beginning, or the abandonment, or the delay of any of same, shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (d) are intended to be, and shall be, nonexclusive; (e) shall not be conditioned upon the Administrative Agent or any other Secured Creditor exercising or pursuing any remedy in relation to the Collateral prior to the Administrative Agent or any other Secured Creditor bringing suit to recover the Obligations and (f) in the event the Administrative Agent or any other Secured Creditor elects to bring suit on the Obligations and obtains a judgment against the Debtor prior to the exercise of any remedies in relation to the Collateral, all liens and security interests, including the lien and security interest of this Agreement, shall remain in full force and effect and may be exercised at the Administrative Agent’s option.

Section 6.05  Successors and Assigns. This Agreement creates a continuing security interest in the Collateral and the provisions of this Agreement shall be binding upon the Debtor and its successors and permitted assigns and shall inure, together with all the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Secured Creditors and their respective successors and assigns; provided that the Debtor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 6.06  Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.07  Survival; Revival; Restatement. All covenants, agreements, representations and warranties made by the Debtor herein and in the certificates (including, without limitation, the Perfection Certificate) or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent and the other Secured Creditors and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Secured Creditor may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.11 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof. To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Secured Creditors’ liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Debtor shall take such action as may be reasonably requested by the Administrative Agent or the Secured Creditors to effect such reinstatement.

Section 6.08  Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. In making proof of this Agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.09  Acknowledgments. The Debtor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Documents to which it is a party; (b) neither the Administrative Agent nor any Secured Creditor has any fiduciary relationship with or duty to the Debtor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Debtor, on the one hand, and the Administrative Agent and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Debtor and the Secured Creditors. Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 6.10  GOVERNING LAW; CONSENT TO JURISDICTION.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN THE BOURROGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)  EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 OF THE CREDIT AGREEMENT), AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)  EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6.10.

Section 6.11  ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 6.12  Relation to Other Security Instruments. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust, pledge agreement or other Security Instrument granted by the Debtor to the Administrative Agent which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage, deed of trust, pledge agreement or other Security Instrument shall derogate from any of the rights or remedies of the Administrative Agent hereunder.

Section 6.13  Authority of Administrative Agent. The Debtor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Debtor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Debtor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.14  Interest Rate Limitation. It is the intention of the parties hereto that each party shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any party under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such party notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Secured Documents or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any party that is contracted for, taken, reserved, charged or received by such party under any of the Secured Documents or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such party); and (b) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any party may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such party).

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IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

PRC WILLISTON LLC By: /s/ Wayne P. Hall Name: Wayne P. Hall Title: Chief Executive Officer

EXHIBIT A

PERFECTION CERTIFICATE
(UCC Financing Statements)

The undersigned, the Chief Executive Officer of PRC Williston LLC, a Delaware limited liability company (the “Debtor”), with reference to that certain Security Agreement dated as of February ___, 2007 (the “Security Agreement”, with terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and D.B. Zwirn Special Opportunities Fund, L.P. (the “Administrative Agent”), hereby certifies to the Administrative Agent as follows:

Section 1.    Name. The exact legal name of the Debtor as that name appears on its Certificate of Organization is as follows: PRC Williston LLC.

Section 2.    Other Identifying Factors.

(a)    The following is a mailing address for the Debtor: PRC Williston LLC, 5100 Westheimer Road, Suite 200, Houston, Texas 77056.

(b)    The following is the type of organization of the Debtor: limited liability company.

(c)    The following is the jurisdiction of the Debtor’s organization: Delaware.

(d)    The following is the Debtor’s state issued organizational identification number: DE4281692.

Section 3.    Other Names, etc.

(a)    The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: N/A.

(b)    Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

Section 4.    Current Locations.

(a)    The following are all locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods: PRC Williston LLC, 5100 Westheimer Road, Suite 200, Houston, Texas 77056.

EXHIBIT A
PRC SECURITY AGREEMENT

(b)    The following are all locations in the United States of America where any of the Collateral consisting of inventory or equipment (other than as related to its oil and gas properties) is located: North Dakota.

(c)    The following are the names and addresses of all Persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: N/A.

Section 5.    Prior Locations.

Set forth below is the information required by Section 4(b) or (c) at which, or other Person with which, any of the Collateral consisting of inventory or equipment (other than as related to its oil and gas properties) has been previously held at any time during the past twelve months: N/A.

Section 6. Unusual Transactions. All of the Collateral has been originated by the Debtor in the ordinary course of the Debtor’s business or consists of goods which have been acquired by the Debtor in the ordinary course from a Person in the business of selling goods of that kind. N/A

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EXHIBIT A
PRC SECURITY AGREEMENT

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

PRC WILLISTON LLC By: /s/ Wayne P. Hall Wayne P. Hall, Chief Executive Officer

EXHIBIT A
PRC SECURITY AGREEMENT

Schedule 1

Filings and Other Actions Required to Perfect Security Interest

File UCC-1 with Secretary of State of Delaware.

Schedule 1

Schedule 2

Existing Liens

None

Schedule 2

Schedule 3

Information

None

Schedule 3